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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 2000


                        COMMISSION FILE NUMBER: 000-21729


                               THE viaLINK COMPANY
                 (Name of Small Business Issuer in its Charter)

               DELAWARE                                         73-1247666
     (State of Other Jurisdiction                            (I.R.S. Employer
     Incorporation or Organization)                         Identification No.)

       13155 NOEL ROAD, SUITE 800
             DALLAS, TEXAS                                         75240
(Address of Principal Executive Offices)                         (Zip Code)


                   COMPANY'S TELEPHONE NUMBER: (972) 934-5500

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ITEM 9. REGULATION FD DISCLOSURE.

        We are furnishing the information set forth in this Item 9 in connection with a conference call in which we expect to discuss with securities analysts and stockholders the outlook for our company. We are furnishing this information, without expressing any view as to whether it is material information, solely to avoid any issues relating to our compliance with Regulation FD.

        The Projected Statements of Operations set forth below, including the notes thereto, are intended to speak only as of the date of this Report and should not be construed as representing projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes, as of any subsequent date. By furnishing the Projected Statements of Operations, including the notes thereto, we are not undertaking, and we disclaim any obligation to furnish updated or revised projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes, to reflect any events or circumstances occurring or existing at any time after the date of this Report (irrespective in any such case of whether the projections, assumptions or estimates set forth in this Report, in light of events or circumstances occurring or existing at any time after the date of this Report, shall have ceased to have a reasonable basis). Consequently, the projections of our anticipated results of operations, assumptions and estimates set forth in this Report should not be regarded as a representation by us that the projected results of operations can or will be achieved. Our regular annual and quarterly financial statements, and the accompanying discussions and analysis of our financial condition and results of operations, contained in our Annual Reports on Form 10-KSB and our Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission after the date of this Report will contain disclosure regarding our actual results of operations for fiscal periods covered by the Projected Statements of Operations. Our actual results could vary significantly from the results in the Projected Statements of Operations based upon changes in operations, factors effecting our business and the degree and timing to which management executes its business plan.

        The Projected Statements of Operations and all statements of our management's intentions, beliefs, anticipations, expectations, assumptions and similar expressions concerning future events or outcomes contained in this Report constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). As with any future event or outcome, we cannot assure you that the events or outcomes described in forward-looking statements contained in this Report will occur or that future events or outcomes will not vary materially from those described in the forward-looking statements. These forward-looking statements reflect our management's current views and projections regarding economic conditions, industry environments and our performance. Important factors that could cause our actual performance and operating results to differ materially from the forward-looking statements include, but are not limited to, changes in the general level of economic activity in the markets served by us, introduction of new products or services by competitors, adoption of our services by consumer packaged goods (CPG), grocery and foodservice industry participants, sales performance, expense levels, interest rates, changes in our financial condition, availability and terms of capital sufficient to support our current and anticipated level of activity, delays in implementing further enhancements to our services and our ability to implement our business strategies.

        Our expectations with respect to future results of operations that may be embodied in oral and written forward-looking statements, including any forward-looking statements that may be included in this Report, are subject to risks and uncertainties that must be considered when evaluating the likelihood of our realization of such expectations. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Additional Factors That May Affect Future Results."

        We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow for the foreseeable future. We expect our spending to increase for the foreseeable future for further technology and product development, sales and marketing expenditures and other technology and database costs. We also expect to hire additional management, development and support/service employees. To support our current level of spending, we must obtain additional capital in the near term. We do not currently have any binding commitments from third parties to provide capital to us.

        Our future capital requirements will depend on our revenue growth, profitability, working capital requirements, level of investment in long term assets and other financing sources. Increases in these capital requirements or a lack of revenue due to delayed or less than expected market acceptance of our viaLink services would accelerate the use of our cash, cash equivalents and short-term investments.


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        We are currently working, with the assistance of our financial advisors, to address our future capital requirements. Although we expect that these efforts will result in the procurement of capital in the near term, there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to timely obtain an adequate amount of additional capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.

FINANCIAL PROJECTIONS

                               THE VIALINK COMPANY

                       PROJECTED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDING DECEMBER 31,
                                   (UNAUDITED)

                                                       2001              2002
                                                     --------          --------
Revenues, subscription .....................         $  6,200          $ 29,100
Revenues, implementation and
  licensing ................................            5,900            14,700
                                                     --------          --------
      Total revenues .......................           12,100            43,800
Operating expenses:
   Customer operations .....................            8,600            14,700
   Development .............................            8,700             9,400
   Selling and marketing ...................            8,200             9,200
   General and administrative ..............            9,500            10,600
   Depreciation and Amortization ...........            3,100             3,300
                                                     --------          --------
      Total operating expenses .............           38,100            47,200
                                                     --------          --------
Loss from operations .......................          (26,000)           (3,400)
Income taxes ...............................
                                                     --------          --------
Net income (loss) ..........................         $(26,000)         $ (3,400)
                                                     ========          ========

         The accompanying notes are an integral part of these projected financial statements.


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                               THE VIALINK COMPANY

                   NOTES TO PROJECTED STATEMENTS OF OPERATIONS

1. DESCRIPTION OF BUSINESS

        We provide subscription-based, business-to-business electronic commerce services that enable food industry participants to efficiently manage their highly complex supply chain information. Our core service, syncLink (SM), allows manufacturers, wholesalers, distributors, sales agencies (such as food brokers), retailers and food service operators to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. Our additional services, which are all built on the syncLink foundation, include clearLink(SM) for item movement data, distribuLink(SM) for chain pricing and sbtLink(SM) for scan-based trading.

2. BASIS OF PRESENTATION

        We have prepared the accompanying projected financial statements using estimates and assumptions based upon management's beliefs and judgement for conditions and data available as of the date of this Report. Sensitive assumptions and estimates include, among other things, our ability to obtain additional capital, the number of supplier and retailer customers we add and the timing of our customer signings. These assumptions are subject to significant uncertainties and contingencies, many of which are beyond our control.

        Our independent auditors have not examined or compiled the Projected Statements of Operations presented in this Report and, accordingly assume no responsibility for them. Moreover, the Projected Statements of Operations have not been prepared with a view to compliance with published guidelines for the Securities and Exchange Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants regarding projections.

        The financial projections included herein should be read in conjunction with the historical financial statements and related notes included in our Annual Report on Form 10-KSB, for the year ended December 31, 1999 and our Quarterly Reports on Form 10-QSB, for the periods ended March 31, 2000, June 30, 2000 and September 30 2000, as well as with the accompanying discussion and analysis of our financial condition and results of operations contained in those reports.

3. ASSUMPTIONS EFFECTING FUTURE RESULTS OF OPERATIONS

Sales Performance and Revenue Assumptions

        We expect to generate our future revenues primarily from monthly subscriptions to our services. For use of our syncLink service, retailers pay us a flat monthly subscription rate or by trading partner connection and suppliers pay us either a flat monthly subscription rate or based on the number of retailers that subscribe to their data. Our basic syncLink subscription service fee is a monthly flat fee per trading partner depending on the size and complexity of the trading relationship. Our other services are available for additional fees.

        We recognize revenues for our subscription and Web-hosting services as they are provided. Revenues collected in advance are deferred and recognized as earned. Revenues for implementations are recognized as the implementations are completed. We expect Web-Hosting revenues to continue to decrease in the future.

syncLink Revenue

        Under viaLink's pricing model implemented in July 2000, a user pays a one-time implementation (set-up) fee and a monthly subscription fee based on its size and complexity. Each retailer and supplier choosing the flat fee pricing is able to share product, price and promotion data with an unlimited number of trading partners. For


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instance, once a retailer is signed up, the flat fee structure motivates the retailer to have as many of its suppliers connected as possible since the additional connections will not cost the retailer additional subscription fees.

        viaLink's one-time implementation fee is charged on a cost-plus basis and ranges from $1,200 for a simple browser implementation to over $100,000 for a more complex customer.

        Our tiered pricing structure for retailers ranges from $5,000 per month for a small chain retailer up to $35,000 per month for the largest retailer. These rates are for unlimited supplier connections. A subscription rate of $25 per supplier, per month is in effect for retailers with less than 25 stores.

        Our tiered flat rate pricing structure for suppliers ranges from $10,000 per month in the first year increasing to a maximum of $40,000 per month in the third year for a supplier with up to $100 million in annual sales. Flat rate pricing for the largest suppliers ranges from $33,000 per month in the first year increasing to $100,000 per month in the third year for unlimited retailer connections. By the connection pricing ranges from $25 per month for each retailer connection for the smallest suppliers up to $2,000 per month per retailer for the largest suppliers.

        The number of customers will vary significantly depending on the degree of penetration within each supply chain. Each retailer and supplier could have thousands of trading partners which could be influenced by the retailer and supplier to use our services. A fully deployed trading community of a single retailer or supplier, with all of its trading partners subscribing to our services could yield annual recurring revenues for our syncLink services, ranging from $100,000 to over $16.0 million.

        Our services and subscription agreements generally have a term of 1 to 3 years but include certain cancellation provisions with 30 days notice. Due to the unique nature of our services and the current stage of development and adoption of our services, our prices are subject to change in response to changing operating costs and market demands.

        Our projections, and in particular implementation and subscription revenues, are prepared using the estimates of customer additions presented in the following table.

                                                 2001          2002
                                                -----         -----
            TOTAL RETAILER CUSTOMERS ADDED         17            67
            TOTAL SUPPLIER CUSTOMERS ADDED      1,000         2,401

        Our 2001 and 2002 estimates were prepared assuming the addition of five retailers with over 200 stores in 2001, and twelve retailers with over 200 stores in 2002. Our 2001 and 2002 estimates were prepared assuming the addition of four manufacturers with annual revenues in excess of $500 million in 2001 and 2002.

        REVENUE ESTIMATES COULD VARY SIGNIFICANTLY DEPENDING ON THE EXTENT THAT THESE ESTIMATES ARE EXCEEDED OR NOT REALIZED.

        Factors that could cause the syncLink implementation revenues to vary significantly include, but are not limited to: (a) the total number of supplier and retailer customers added, (b) the mix of customer size, (c) the complexity of each implementation, price for which will be independently negotiated with each new customer, (d) the timing of customer signings and (e) the extent that our services are integrated into the customers supply chain systems.

        Factors that could cause the syncLink subscription revenues to vary significantly include, but are not limited to: (a) the total number of supplier and retailer customers, (b) the mix of customer size, (c) the timing of customer signings, (d) the extent that our services are integrated into the customers supply chain systems, and (e) the variance from basic pricing as required in individual contract negotiations or overall changes in pricing policies.


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sbtLink Revenue

        For our sbtLink service, we charge each retailer and supplier based upon the number of stores participating in in each scan based trading relationship. Fees vary depending on the number of stores and the number of unique items managed through our sbtLink service. In addition, we charge an implementation fee charged at time and materials on a cost-plus basis.

        Our sbtLink revenue projections assume that we add 14 customers in 2001 and 20 customers in 2002. We have assumed that each customer will generate revenues for us of $20,000 per quarter through 2002.

Foodservice Revenue

        As in the CPG and grocery industry, viaLink charges a one time implementation fee plus ongoing monthly subscription fees to the foodservice industry for its syncLink services. Implementation fees are the same as in the CPG and grocery industry and are based upon time and materials.

        Monthly syncLink subscription fees are charged "by the connection" for manufacturers and brokers as they connect to each distributor. Operators will pay a flat fee per location per month. Distributors will pay for each manufacturer connection. We would expect to offer unlimited connection fees similar to those offered in the CPG and grocery industry.

        Our projections assume that we have 1,825 foodservice locations at the end of 2001 and increasing to 3,200 at the end of 2002. We have assumed that each operating unit will generate revenues for us of $150 per quarter through 2002.

        Current foodservice pricing is preliminary and subject to change to respond to market and customer conditions.

Operating Expense Assumptions

Customer Operations

        Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers.

        Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 50 employees at the beginning of 2001, (b) an even distribution of internally staffed and out-sourced implementation labor, and (c) a mix of internal employee growth and out-sourced labor for call center and customer support to represent 12% of subscription revenues.

        The cost of operation and maintenance of our technical operations and hosting facilities has been estimated using current and planned hosting contracts with Hewlett-Packard. The planned architecture includes a single site hosted by Hewlett-Packard and including their `virtual vault' secure application, dual ISP's and future modular expandability to 24 terabytes. We have estimated the cost of incremental data storage over the base capacity at 10% of subscription revenues. Our estimates do not include any increased costs to expand the platform to multiple sites.

        Customer operations costs could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees or cost per employee, (b) the mix of internally staffed versus out-sourced implementation and customer service labor, (c) increased customer service requirements, (c) expansion beyond planned capacity, (d) expansion into international and other vertical markets, and (e) requirements to operate multiple sites.


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Development

        Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing. We are utilizing and expect to increase our reliance on our alliance partners and other vendors to advance our development efforts.

        Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 41 employees at the beginning of 2001, and (b) 47 employees at the end of 2002.

        Development projects performed by alliance partners and other vendors have been estimated using the following assumptions: (a) base project cost of approximately $2.9 million for 2001, and (b) annual growth of 8.5% in 2002.

        All other development costs have been estimated using the following assumptions: (a) base cost of approximately $1.4 million for 2001, and (b) annual growth of 8.5% in 2002.

        Development costs could vary significantly for changes in factors including, but not limited to: (a) changes in employee costs, (b) the number and complexity of projects performed by alliance partners, (c) expansion into international and other vertical markets, (d) unplanned modifications or enhancements to our services, and (e) amortization for additional options or warrants which could be granted to vendors as compensation to perform development activities.

Selling and Marketing

        Selling and marketing expense consists primarily of personnel costs, travel, promotional events, including trade shows, seminars and technical conferences, advertising and public relations programs.

        Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 22 employees at the beginning of 2001, and (b)and 26 employees at the end of 2002.

        Professional fees, sales collateral costs, media insertion fees, travel expenses and all other selling and marketing costs have been estimated using the following assumptions: (a) estimated costs of approximately $6.1 million for 2001 based on current run-rates, and (b) annual growth of 13% in 2002.

        Selling and marketing costs could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees,
(b) the frequency and type of media campaigns, (c) expansion into international and other vertical markets, and (d) amortization for additional options or warrants which could be granted to vendors as compensation to perform selling and marketing activities.

General and Administrative (G&A)

        G&A expense consists primarily of the personnel and other costs of the finance, human resources, administrative and executive departments and the fees and expenses associated with legal, accounting and other services.

        Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 26 employees at the beginning of 2001, and (b) 32 employees at the end of 2002.

        Professional fees for recruiting and relocation, legal, accounting and other services have been estimated using the following assumptions: (a) estimated base cost of approximately $2.2 million for 2001, and (b) annual growth of 22% in 2002.

        All other G&A expenses including travel, rent, and insurance have been estimated using the following assumptions: (a) base cost of approximately $3.7 million for 2001, and (b) annual growth of 13% in 2002.


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        G&A expense could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees and the associated costs, (b) the level of business activities requiring legal, accounting or other services, (c) expansion into international and other vertical markets, and (d) amortization for additional options or warrants which could be granted to vendors as compensation.

Depreciation and Amortization

        Depreciation and amortization expense is estimated based on using useful lives ranging from 3 - 10 years. Estimates for 2001 are calculated using a depreciable asset base of approximately $9.0 million in 2001 increasing by 6.6% in 2002. The depreciable asset base assumes that the technical operations and hosting facilities are funded through a capital lease and result in depreciation expense. To the extent that the facilities are funded through an operating lease, these expenses will be reflected in customer operations as rental expenses.

        Depreciation expense could vary significantly for changes in factors including, but not limited to increases or decreases in the depreciable asset base and changes in the estimated useful lives of existing assets.

Interest Expense, Net

        Interest expense, net, is primarily comprised of interest on the promissory note we issued to Hewlett-Packard in February 1999 for $6.0 million at 11.5% interest. Interest will continue to accrue until the note is converted by Hewlett-Packard. Interest expense is expected to be offset by interest income on short-term investments at current rates.

        Interest expense could vary significantly for changes in factors including, but not limited to: (a) structure of capital raising activities, (b) extent to which we execute capital leases, (c) amount of cash on hand and investment rates, and (d) interest rates in effect at the time we enter into any other financing arrangement.

Tax Provision

        Our projections have assumed that no tax benefit is being realized until we generate net operating income. We have assumed that all losses until the point at which we generate net income will generate net operating loss carryforwards and will be used to offset current income taxes due. We have assumed that our tax rate will be 40% once we have utilized all net operating loss carryforwards and have current taxes due.

        Our estimated tax provision could vary significantly for changes in factors including, but not limited to: (a) changes in tax rates, (b) our ability to utilize net operating loss carryforwards, and (c) the extent to which our operating income is generated in taxing jurisdictions with unfavorable tax rates.

Liquidity and Capital Resource Requirements

    Our principal potential sources of liquidity are cash on hand, cash generated from operations and cash provided from financing activities. As of September 30, 2000, we had cash and cash equivalents of $8.5 million.

        We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow for the foreseeable future. We expect our spending to increase for the foreseeable future for further technology and product development, sales and marketing expenditures and other technology and database costs. We also expect to hire additional management, development and support/service employees. To support our current level of spending, we must obtain additional capital in the near term. We do not currently have any binding commitments from third parties to provide capital to us.

        Our future capital requirements will depend on our revenue growth, profitability, working capital requirements, level of investment in long-term assets and other financing sources. Increases in these capital requirements or a lack of revenue due to delayed or less than expected market acceptance of our viaLink services would accelerate the use of our cash and cash equivalents.


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        We are currently working, with the assistance of our financial advisors, to address our future capital requirements. Although we expect that these efforts will result in the procurement of capital in the near term, there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to timely obtain an adequate amount of additional capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.

        Our projections result in estimated cash flow break-even during mid-2002. We estimate that our cash flow needs (including the proceeds of any near-term financing) through the point at which we reach cash flow break-even, would require us to complete a financing in the near-term and to raise additional capital in the middle of 2001. In total, we estimate we would need to raise approximately $30 million to meet the cash requirements of the company through cash flow break-even.

        Our estimated cash used in operations could vary significantly for changes in operating revenues and expenses outlined above and factors discussed in "Additional Factors That May Affect Future Results."

ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

        You should carefully consider these factors that may affect future results, together with all of the other information included in this Form 8-K, in evaluating our business. The risks and uncertainties described below are those that we currently believe may materially affect us. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect us.

        Keep these risks in mind when you read "forward-looking" statements elsewhere in this Form 8-K. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend," and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Please see "Special Cautionary Note Regarding Forward-Looking Statements" below.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO SUSTAIN AND GROW OUR BUSINESS

         We intend to continue our investment in and development of our services and technology, expansion of our sales and marketing activities and expansion into other industries and geographic markets. We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow in the future. Our ability to fund our planned working capital and capital expenditures will depend largely upon our ability to obtain sufficient capital. Our future capital requirements will depend on a number of factors, including our:

        o       Services achieving market acceptance;

        o       Services producing a sustainable revenue stream;

        o       Working capital requirements; and

        o Level of our investment in and development of our services and technology.

        We may not be able to obtain the additional capital resources necessary to satisfy our cash requirements or to implement our growth strategy successfully. If we obtain additional capital, we cannot be certain that it will be on favorable terms. If we cannot obtain adequate additional capital resources, we will be forced to curtail our planned business expansion. We may also be unable to fund our ongoing operations, including investment in and development of our services and technology, expansion of our sales and marketing activities and expansion into other industries and geographic markets. If we issue equity securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of our common stock.

        We are a developing company, and most of our customers are well established. Until our services become widely accepted in the food and foodservice industries, we may need to make concessions to individual large customers in order to gain industry acceptance.


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DUE TO THE SALE OF OUR CONSULTING AND SYSTEMS INTEGRATION ASSETS AND THE SALE
OF OUR SUBSIDIARY, iJOB, INC. IN 1998, WE NEED TO REPLACE MOST OF OUR HISTORICAL REVENUES WITH REVENUES FROM OUR viaLINK SERVICES.

        We have historically derived substantially all of our revenues from providing management consulting services and computer systems integration services to the retail and wholesale distribution industries. In order to permit us to focus our resources primarily on developing and marketing our viaLink services, we sold the assets underlying our management consulting services and computer systems integration services, and we sold our wholly-owned subsidiary, ijob, Inc. We had previously generated over 90% of our total revenues from these operations.

        As a result of these sales, we are now substantially dependent on revenues generated from our viaLink services. Our viaLink services have achieved limited market acceptance and, to date, have accounted for an insignificant amount of our historical revenues. Consequently, we resemble a development stage company and will face many of the inherent risks and uncertainties that development stage companies face.

        These risks include, but are not limited to, our:

        o Need for our services to achieve market acceptance and produce a sustainable revenue stream;

        o Need to expand sales, support and product development capabilities;

        o       Need to manage rapidly changing operations;

        o       Dependence upon key personnel;

        o       Reliance on strategic alliances and relationships;

        o       Ability to obtain financing on acceptable terms; and

        o       Ability to offer greater value than our competitors.

        Our business strategy may not successfully address these risks. If we fail to recognize significant revenues to replace the revenues lost in these sales, our business, financial condition and operating results would be materially adversely affected.

WE ARE SUBSTANTIALLY DEPENDENT ON OUR VIALINK SERVICES. IF OUR VIALINK SERVICES FAIL TO BECOME ACCEPTED BY THE CONSUMER PACKAGED GOODS AND GROCERY INDUSTRIES, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

        Virtually all of our revenues for the foreseeable future will be derived from implementation fees and subscription revenues from our viaLink services, which may not achieve market acceptance. To date we have received an insignificant amount of revenues from these services. The acceptance of our syncLink service as an industry-wide shared database will depend upon subscriptions from a large number of industry manufacturers, suppliers and retailers. We cannot predict when a significant number of manufacturers, suppliers and retailers will subscribe to our services, if ever. If our services do not achieve market acceptance, or if market acceptance develops more slowly than expected, our business, operating results and financial condition will be seriously damaged.

        A number of factors will determine whether our services achieve market acceptance, including:

        o       Performance and functionality of our services;

        o       Ease of adoption;

        o       Satisfaction of our initial subscribers;

        o       Success of our marketing efforts;

        o       Success of our strategic relationships and alliances;


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        o       Continued acceptance of the Internet for business use.

        The market for business-to-business electronic commerce services is evolving rapidly. As the market evolves, customers, including our current customers, may not choose our services.

WIDESPREAD INDUSTRY ADOPTION OF OUR SERVICES IS DEPENDENT UPON A CRITICAL MASS OF LARGE NATIONAL RETAILERS AND SUPPLIERS SUBSCRIBING TO OUR SERVICES.

        Our success depends on a significant number of large retailers using our services and linking with manufacturers, wholesalers and distributors over the Internet through syncLink. To encourage purchasers to use our services, syncLink must offer a broad range of product, price and promotion information from a large number of suppliers. However, to attract suppliers to subscribe to syncLink, we must increase the number of retailers who use our services. If we are unable to quickly build a critical mass of retailers and suppliers, we will not be able to benefit from a network effect where the value of our services to each subscriber significantly increases with the addition of each new subscriber. Our inability to achieve this network effect would reduce the overall value of our services to retailers and suppliers and, consequently, would harm our business.

OUR SALES CYCLE CAUSES UNPREDICTABLE VARIATIONS IN OUR OPERATING RESULTS WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

        Our customers often view the purchase of our services as a strategic decision. As a result of the importance of this decision, the length of our sales cycle is uncertain, which may cause our revenues and operating results to vary from quarter to quarter. We spend considerable time and expense providing information to prospective customers about the use and benefits of our services without generating corresponding revenue. Our expense levels are relatively fixed and there is substantial uncertainty as to when particular sales efforts will begin to generate revenues.

        Prospective customers of our services often require long testing and approval processes before making a purchase decision. The process of entering into a subscription arrangement with a potential customer may involve lengthy negotiations. Our sales cycle has been and may continue to be unpredictable. Our sales cycle is also subject to delays because we have little or no control over customer-specific factors, including customers' budgetary constraints and internal acceptance procedures. Because our technology must often be integrated with the products and services of other vendors, there may be a significant delay between entering into a subscription agreement and generation of revenues from the agreement. The length of the sales cycle makes it difficult to accurately forecast the quarter in which our implementation and subscription services will occur. This may cause our revenues from those services to be delayed from the expected quarter to a subsequent quarter or quarters.

        We also have a limited implementation services backlog, which makes revenues in any quarter substantially dependent upon agreements entered into in that quarter. Because of these factors, our revenues and results of operations in any quarter may not meet market expectations or be indicative of future performance and it may be difficult for you to evaluate our prospects. Our failure to meet these expectations would likely cause the market price of our common stock to decline.

WE DO NOT HAVE AN ADEQUATE HISTORY WITH THE RECENT CHANGE IN OUR PRICING STRUCTURE FOR OUR syncLINK SERVICES TO PREDICT OUR REVENUE OR OPERATING RESULTS, WHICH MAY PREVENT INVESTORS FROM ASSESSING OUR PROSPECTS.

        Previously, we priced our syncLink service for retailers based on the number of suppliers from whom they received data and for suppliers based on the number of retailers that subscribed to their data. We recently introduced a new pricing structure for our syncLink services pursuant to which retailers pay us a flat monthly subscription rate and suppliers can either pay a flat subscription rate or pay us based on the number of retailers that subscribe to their data. We believe the changes in the pricing structure will result in accelerating the network effect critical to achieving long-term revenue growth. However, we do not have an adequate history with this new pricing structure to be able to predict customers' acceptance of this arrangement or to forecast our revenue or operating results accurately.

BECAUSE OUR CUSTOMERS MAY NOT RENEW THEIR SUBSCRIPTIONS, OUR REVENUES MAY NOT INCREASE AS ANTICIPATED.

        We have only recently made our services available and we do not have a history of customers renewing their subscriptions with us. If a significant portion of our customers do not renew their subscriptions for our services, our revenues could decline and our business could be harmed.

WE DEPEND ON SUPPLIERS FOR THE SUCCESS AND ACCURACY OF OUR SERVICES.

        We depend on suppliers to subscribe to our services in sufficient and increasing numbers to make our services attractive to retailers and, consequently, other suppliers. In order to provide retailers accurate data, we rely on suppliers to update their item, price and promotion information stored in our database. We cannot guarantee that the item, price and promotion information available from our services will always be accurate, complete and current, or that it will comply with governmental regulations. Incorrect information could expose us to liability if it harms users of our services or result in decreased adoption and use of our services.

THE UNPREDICTABILITY OF OUR QUARTER-TO-QUARTER RESULTS COULD CAUSE OUR STOCK PRICE TO BE VOLATILE OR DECLINE.

        Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. Our expense levels are based primarily on our estimates of future revenues and are largely fixed in the short term.

        Due in large part to our uncertainty regarding the success of our services, we cannot predict with certainty our quarterly revenues and operating results. We may be unable to adjust spending rapidly enough to compensate for any unexpected revenue shortfall caused by factors such as delayed or lack of market acceptance of our services. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance, especially in light of the significant changes in our business that we have undertaken. It is possible that in one or more future quarters, our results may fall below the expectations of securities analysts or investors. If this occurs, the trading price of our common stock would likely be volatile or decline.

OUR STOCK PRICE MAY BE VOLATILE.

        The market price of our common stock has been volatile in the past and may be volatile in the future. The market price of our common stock may be significantly affected by various factors, including but not limited to:

        o       Fluctuations in our operating results;

        o Changes in financial estimates by securities analysts or our failure to perform in line with these estimates;

        o Timing of large national retailers and suppliers subscribing to our services;

        o       Changes in market valuations of other technology companies;

        o Announcements by us or our potential competitors relating to significant technical innovations, acquisitions, strategic alliances and relationships, joint ventures or investments;

        o       Additions or departures of key personnel;

        o Fluctuations in the stock market price and volume of traded shares generally, especially fluctuations in the traditionally volatile technology sector; and

        o       Downturns in the general economy.

IF OUR STRATEGIC ALLIANCES AND RELATIONSHIPS DO NOT PRODUCE THE ANTICIPATED BENEFITS OR IF WE ARE UNABLE TO ENTER INTO ADDITIONAL FUTURE ALLIANCES AND RELATIONSHIPS, OUR SERVICES MAY NOT ACHIEVE MARKET ACCEPTANCE.

        Our business depends substantially on developing and maintaining strategic alliances and relationships to develop, market and sell our services. We believe our current and future strategic alliances and relationships will help us to validate our technology, facilitate broad market acceptance of our services and enhance our sales and marketing. Our current strategic alliances and relationships may not provide the benefits we expect or the access to new customers we anticipate, and they may not be sustained on favorable terms, if at all. Further, we may not be able to enter into successful new strategic alliances and relationships in the future. If we are unable to develop key alliances and relationships or maintain and enhance existing alliances and relationships, our business, operating results and financial condition would be harmed.

A PROMISSORY NOTE WE ISSUED TO HEWLETT-PACKARD HAS LEVERAGED US CONSIDERABLY, CAUSING FINANCIAL AND OPERATING RISK, AND MAY RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS.

        As a result of our issuing a $6.0 million subordinated secured convertible promissory note to Hewlett-Packard, our debt service requirements will increase substantially when we are required to repay the note in February 2004. The degree to which we are leveraged could materially adversely affect our ability to obtain future financing and could make us more vulnerable to industry downturns, general economic downturns and competitive pressures. Our ability to meet our debt obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Additionally, beginning in August 2000, all principal and interest due under the note may be converted into shares of our common stock at $1.75 per share, a substantial discount from our current stock price, which would result in substantial dilution to our stockholders.

WE ARE DEPENDENT UPON THE OPERATION OF HEWLETT-PACKARD'S DATA CENTER FOR THE TIMELY AND SECURE DELIVERY OF OUR SERVICES.

        We use Hewlett-Packard's data center as the host for our services. We are dependent on our continued relationship with Hewlett-Packard and on their data center for the timely and secure delivery of our services. If Hewlett-Packard's data center fails to meet our expectations in terms of reliability and security, our ability to deliver our services will be seriously harmed, resulting in the potential loss of customers and subscription revenue. Furthermore, if our relationship with Hewlett-Packard were terminated, we would be forced to find another service provider to host our services. The transition to another service provider could result in interruptions of our services and could increase the cost of providing our services.

OUR SINGLE-SITE INFRASTRUCTURE AND SYSTEMS MAY BE VULNERABLE TO NATURAL DISASTERS AND OTHER UNEXPECTED EVENTS, AND LOSSES WE INCUR AS A RESULT OF THESE EVENTS COULD EXCEED THE AMOUNT OF INSURANCE WE CARRY.

        The performance of our server and networking hardware and software infrastructure is critical to our business, reputation and ability to provide high quality services and attract and retain users of our services. We depend on our single-site infrastructure and systems which are located at a secure, Hardened Class Four underground Hewlett-Packard facility in Atlanta, Georgia. Any disruption to this infrastructure resulting from a natural disaster or other event could result in an interruption in our services. These interruptions, if sustained or repeated, could impair our reputation, the quality of our services and our ability to attract and retain users of our services.

        Our systems and operations may be vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We do not have a formal disaster recovery plan or alternative provider of hosting services. In addition, our business interruption insurance may not be sufficient to compensate us for losses that could occur. Any system failure that causes an interruption in services could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

THE ROYALTIES WE MUST PAY TO CAP GEMINI ERNST & YOUNG AND i2 TECHNOLOGIES MAY IMPACT OUR ABILITY TO BECOME PROFITABLE.

        Pursuant to an alliance agreement, we must pay Cap Gemini Ernst & Young a royalty of 7% of our total revenues, subject to certain exceptions, until May 2001. Upon meeting specified milestones relating to significant Cap Gemini Ernst & Young clients becoming our customers by May 2001 and May 2002, these royalty payments to Cap Gemini Ernst & Young will continue in perpetuity.

        Pursuant to a separate alliance agreement, we must pay i2 Technologies a royalty of 5% of syncLink and Chain Pricing subscription services revenues over the term of the agreement through December 31, 2003. The royalty payments we are obligated to pay could inhibit our ability to become profitable and could have an adverse effect on our operating results and financial condition.

WE EXPECT TO FACE INCREASED COMPETITION. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE HARMED.

        Currently, we do not know of any direct competition for our electronic commerce services. However, we believe direct competition for our services will develop and increase in the future. If we face increased competition, we may not be able to sell our viaLink services on terms favorable to us. Furthermore, increased competition could reduce our market share or require us to reduce the price of our services.

        To achieve market acceptance and thereafter to increase our market share, we will need to continually develop additional services and introduce new features and enhancements. Our potential competitors may have significant advantages over us, including:

        o Significantly greater financial, technical and marketing resources;

        o       Greater name recognition;

        o       Broader range of products and services; and

        o       Larger customer bases.

        Consequently, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements.

WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE.

        The Web-based electronic commerce market is characterized by rapid changes due to technological innovation, evolving industry standards and changes in subscriber needs. Our future success will depend on our ability to continue to develop and introduce a variety of new services and enhancements that are responsive to technological change, evolving industry standards and customer requirements on a timely basis. We cannot be certain that technological developments and products and services our competitors introduce will not cause our existing services, and new technologies in which we invest, to become obsolete.

OUR OPERATING RESULTS MAY BE HARMED IF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE OVER THE INTERNET DOES NOT CONTINUE TO GAIN ACCEPTANCE, PARTICULARLY IN THE CONSUMER PACKAGED GOODS, GROCERY AND FOOD SERVICE INDUSTRIES.

        Our ability to achieve market acceptance depends upon the consumer packaged goods, grocery and food service industries' widespread acceptance of the Internet as a vehicle for business-to-business electronic commerce.

There are a number of critical issues concerning commercial use of the Internet, including security, reliability, cost, quality of service and ease of use and access. Organizations that have already invested substantial resources in other means of exchanging information may be reluctant to implement Internet-based business strategies. Internet-based information management utilizing viaLink, or any other product, may not become widespread. If the Internet fails to become widely accepted by the consumer packaged goods, grocery and food service industries, our subscribers may be forced to use private communications networks which would materially adversely affect our operating results.

UNDETECTED SOFTWARE ERRORS OR FAILURES FOUND IN OUR PRODUCTS MAY RESULT IN LOSS OF OR DELAY IN MARKET ACCEPTANCE OF OUR PRODUCTS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

        Errors or defects in our database or software may result in loss of revenues or delay in market acceptance of our services and could materially adversely affect our business, operating results and financial condition. Applications such as ours may contain errors or defects, sometimes called "bugs," particularly when first introduced or when new versions or enhancements are released. Despite our testing, current versions, new versions or enhancements of our products may still have defects and errors after commencement of commercial operation. As a result of "bugs" in our database or software, customers may experience data loss, data corruption or other business disruption, which could subject us to potential liability.

PERFORMANCE PROBLEMS WITH OUR DATABASE OR SOFTWARE COULD SUBJECT US TO PRODUCT LIABILITY CLAIMS WHICH, WHETHER OR NOT SUCCESSFUL, COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

        Our subscribers depend on our database to provide, access, manage and share item, pricing and promotion information in an efficient and cost-effective manner. Any errors, defects or other performance problems with our database, software or services could result in financial or other damages to our subscribers. A product liability claim, whether or not successful, could damage our reputation and our business, operating results and financial condition. Our service agreements with our subscribers typically contain provisions designed to limit our exposure to potential liability claims. However, these contract provisions may not preclude all potential claims. Product liability claims in excess of insurance limits could require us to spend significant time and money in litigation or to pay significant damages.

THE SECURITY OF OUR DATABASE COULD BE BREACHED, WHICH COULD DAMAGE OUR REPUTATION AND DETER CUSTOMERS FROM USING OUR SERVICES.

        We must protect our computer systems and networks from break-ins, security breaches and other disruptive problems associated with the unauthorized use of the Internet. Our database and services may be vulnerable to break-ins and similar security breaches that jeopardize the security of the information stored in our database and transmitted through our computer systems and networks and those of our subscribers. In addition, we could, in the future, be subjected to denial of service, vandalism and other attacks on our systems by Internet hackers. Due to the highly proprietary information that we retain in our database, any security breach could adversely affect our ability to attract and retain subscribers, damage our reputation and subject us to litigation. Moreover, the security and privacy concerns of potential subscribers, as well as concerns related to computer viruses, may inhibit the marketability of our services.

        Our services contain security protocols. We have also contracted with third-party providers to provide security protocols for the transmission of data over the Internet. Although we intend to continue our current security efforts and to implement security technology and operational procedures to prevent break-ins, damage and failures, these security efforts may fail. Our insurance coverage may be insufficient in certain circumstances to cover claims that may result from these events.

WE EXPECT OUR PLANNED AGGRESSIVE GROWTH TO STRAIN OUR RESOURCES.

        We intend to expand our operations rapidly in the foreseeable future to pursue existing and potential market opportunities. If this rapid growth occurs, it will place significant demands on our management and operational resources. We will need to hire additional sales and marketing, research and development and technical personnel to increase and support our sales. We will also need to hire additional support and administrative personnel, expand our customer service capabilities, contract for third-party implementation resources and expand our information management systems. From time to time, we have experienced, and we expect to continue to experience, difficulty in hiring and retaining talented and qualified employees. Our failure to attract and retain the highly trained technical personnel that are essential to our product development, marketing, service and support teams may limit the rate at which we can generate revenue and develop new products or product enhancements. In order to manage our growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition may be materially adversely affected.

WE ARE EXPANDING INTO INTERNATIONAL MARKETS, WHICH WILL CAUSE OUR BUSINESS TO BECOME SUSCEPTIBLE TO ADDITIONAL RISKS.

        As part of our strategy, we are expanding our presence and the sales of our services outside the United States. Conducting international operations subjects us to risks we do not face in the United States including:

        o       Currency exchange rate fluctuations;

        o       Unexpected changes in regulatory requirements;

        o Longer accounts receivable payment cycles and difficulties in collecting accounts receivables;

        o       Difficulties in managing and staffing international operations;

        o Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

        o The burdens of complying with a wide variety of foreign laws and regulatory requirements;

        o Reduced protection for intellectual property rights in some countries; and

        o       Political and economic instability.

        Each country may have unique operational characteristics in each of their food industries that may require significant modifications to our existing services. In addition, we have limited experience in marketing, selling and supporting our services in foreign countries. Development of these skills may be more difficult or take longer than we anticipate, especially due to language barriers, currency exchange risks and the fact that the Internet may not be used as widely in other countries, and the adoption of electronic commerce may evolve slowly or may not evolve at all. As a result, we may not be successful in marketing our services to retailers and suppliers in markets outside the United States.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON OUR ABILITY TO RETAIN AND ATTRACT KEY PERSONNEL.

        Our future performance depends on the continued service of our key senior management team, Smalltalk programmers and sales personnel. The loss of the services of one or more of our key personnel, in particular Lewis B. Kilbourne, our Chief Executive Officer, could seriously harm our business. On October 1, 1998, we entered into an employment agreement with Dr. Kilbourne. This agreement has a three-year term, with year-to-year renewals. We do not maintain a key man life insurance policy for Dr. Kilbourne. Our future success also depends on our continuing ability to attract, hire, train and retain a substantial number of highly skilled managerial, technical, sales, marketing and customer support personnel. Competition for qualified personnel is intense, and we may fail to retain our key employees or to attract or retain other highly qualified personnel.

IF WE MAKE FUTURE ACQUISITIONS OR ENTER INTO JOINT VENTURES OR ADDITIONAL ALLIANCE ARRANGEMENTS, OUR MANAGEMENT'S ATTENTION MAY BE DIVERTED FROM OUR OPERATIONS, WE MAY INCUR ADDITIONAL LIABILITIES AND WE MAY NOT SUCCESSFULLY INTEGRATE ACQUIRED OPERATIONS.

        In the future we may acquire additional businesses, products and technologies, or enter into joint ventures or alliance arrangements that could complement or expand our business. Management's negotiations of potential acquisitions or joint ventures and alliance agreements and management's integration of acquired businesses, products or technologies could divert their time and resources. Any future acquisitions could require us to issue dilutive equity securities, incur debt or contingent liabilities, amortize goodwill and other intangibles or write-off in-process research and development and other acquisition-related expenses. Further, we may not be able to successfully integrate any acquired business, product or technology into our existing operations or retain the key employees of the acquired business. If we are unable to fully integrate an acquired business, product or technology, we may not receive the intended benefits of that acquisition.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR FACE A CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT BY A THIRD PARTY, WE COULD LOSE OUR INTELLECTUAL PROPERTY RIGHTS OR BE LIABLE FOR SIGNIFICANT DAMAGES.

        Our success is in part dependent upon our proprietary software technology. Companies in the software industry have experienced substantial litigation regarding intellectual property. Our subscription agreements contain provisions prohibiting the unauthorized use, copying and transfer of our proprietary information. We own no patents; rather, we rely on a combination of trade secret, copyright and trademark laws as well as non-disclosure and confidentiality agreements to protect our proprietary technology. However, these measures provide only limited protection, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

        Any litigation to enforce our intellectual property rights may divert management resources and may not be adequate to protect our business. We also could be subject to claims that we have infringed the intellectual property rights of others. In addition, we may be required to indemnify our subscribers for similar claims made against them. Any claims against us or any claims we may seek to bring against others could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms. Intellectual property claims against us could have a material adverse effect on our business, operating results and financial condition.

WE DEPEND ON THIRD-PARTY TECHNOLOGY FOR USE IN OUR PROPRIETARY TECHNOLOGY. IF WE ARE UNABLE TO CONTINUE TO USE THESE SOFTWARE LICENSES, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

        We currently, and in the future we expect to continue to, license or otherwise obtain access to intellectual property of third parties. We rely upon software that we license from third parties, including software that is integrated with our internally developed software to perform key functions as part of our service offerings. These third-party software licenses may not continue to be available to us on commercially reasonable terms. The loss of, or inability to maintain or obtain, any of these software licenses, could result in delays in our ability to provide our services or in reductions in the services we provide until we integrate equivalent software that we develop internally or that we identify and license from a third-party. Any delay in product development or in providing our services could damage our business, operating results and financial condition.

OUR CUSTOMER BASE IS CONCENTRATED AND OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND SUBSCRIBERS.

        If one or more of our major customers were to substantially reduce or terminate their use of our services, our business, operating results and financial condition would be harmed. In 1999, we derived 70% of our total revenues from our five largest customers. Our largest customer in 1999 accounted for approximately 27% of our total revenues. The amount of our revenues attributable to specific customers is likely to vary from year to year. We do not have long-term contractual commitments with any of our current subscribers, and our subscribers may terminate their contracts with little or no advance notice and without significant penalty. As a result, we cannot be certain that any of our current subscribers will be subscribers in future periods. A subscriber termination would not only result in lost revenue, but also the loss of subscriber references that are necessary for securing future subscribers.

THE PRICE OF OUR COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR FUTURE
SALE.

        Sales of a substantial number of shares of common stock could adversely affect the market price of the common stock and could impair our ability to raise capital through the sale of equity securities. As of September 30, 2000, we had outstanding 21,423,688 shares of common stock. Of these shares:

        o 17,367,070 shares are freely tradable without restriction or further registration under the Securities Act unless purchased by our "affiliates;" and

        o 4,056,618 shares of common stock are "restricted securities" as defined in Rule 144 of the Securities Act.

        An additional 2,078,950 shares of common stock are issuable upon the exercise of currently exercisable options. Substantially all shares issued following the exercise of these options will be freely tradable.

        An additional 768,492 shares of common stock are issuable upon the exercise of currently exercisable warrants. These warrants are subject to certain exercise price reset provisions that, after one year from the date of issuance, could result in an additional warrants to purchase 714,390 shares of common stock which would be immediately exercisable. All of the shares issued upon the exercise of these warrants will be freely tradable.

        An additional 40,000 shares of common stock are issuable upon the exercise of currently exercisable warrants. All of the shares issued upon the exercise of these warrants will be freely tradable.

        Pursuant to the $6.0 million subordinated secured convertible promissory note we issued to Hewlett-Packard, Hewlett-Packard may convert the note into shares of our common stock at a conversion price of $1.75 per share beginning in August 2000. Hewlett-Packard is also entitled to request the registration of 66,801 shares of our common stock purchased by them and 10,670 shares of our common stock currently issuable to them upon the exercise of a warrant we issued to them in connection with a private placement.

        Pursuant to our agreement with Cap Gemini Ernst & Young, Cap Gemini Ernst & Young is entitled to request the registration of 750,000 shares of our common stock which were purchased by them upon the exercise of a warrant.

        Pursuant to our agreements with i2 Technologies, i2 Technologies is entitled to request the registration of 962,337 shares of our common stock which were purchased by them and 766,979 shares of common stock issuable to them upon exercise of the warrants.

        Pursuant to our agreement with AGE Investments, Inc., we have granted AGE unlimited piggyback registrations rights prior to March 22, 2005 with respect to the 48,452 shares of our common stock issuable upon exercise of the warrants we issued to AGE.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT, DELAY OR IMPEDE A CHANGE IN CONTROL OF US AND MAY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

        Provisions of our certificate of incorporation and bylaws, including those relating to our classified board and our ability to offer "blank check" preferred stock, could have the effect of discouraging, delaying or preventing a merger or acquisition that a stockholder may consider favorable. We are also subject to the anti-takeover laws of Delaware which may discourage, delay or prevent someone from acquiring or merging with us, which may adversely affect the market price of our common stock. Please see "Description of Securities -- Anti-Takeover Effects" for more information concerning anti-takeover provisions.

        This Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" and other similar words. You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the sections captioned "Additional Factors That May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as any cautionary language in this Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE VIALINK COMPANY
                                       (Registrant)


                                     By:        /s/ William P. Creasman
                                         ---------------------------------------
                                                    William P. Creasman
                                         Vice President,Chief Financial Officer,
                                             General Counsel, and Secretary
                                          (principal financial and accounting
                                                        officer)

Date: November 14, 2000


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